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                                  EXHIBIT 10.87



                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                       GLOBAL COMMUNICATIONS OF NY, INC.,

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.

                                       AND

                                 ICS GLOBE, INC.



                               Dated July 31, 2001
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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of July 31, 2001 by and among GLOBAL COMMUNICATIONS OF NY, INC., a New York corporation (the "PURCHASER"), THE MAJOR AUTOMOTIVE COMPANIES, INC., a Nevada corporation (the "SELLER") and ICS GLOBE, INC., a Delaware corporation ("ICS").

                              W I T N E S S E T H :

         WHEREAS, the Seller is the owner of 100 shares (the "SHARES") of common stock, $.001 par value per share (the "COMMON STOCK"), of ICS, representing 100% of the total issued and outstanding shares Common Stock of ICS; and

         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller the Shares, pursuant to the provisions of this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         SECTION 1.  PURCHASE AND SALE OF THE SHARES

         SECTION 1.1 PURCHASE AND SALE OF THE SHARES. Subject to the terms and conditions herein stated, the Seller agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date (as hereafter defined), and the Purchaser agrees to purchase from the Seller on the Closing Date, the Shares, for an aggregate purchase price equal to: (i) $250,000, of which $10,000 shall be payable no later than August 1, 2001 (the "AUGUST PAYMENT") and $240,000 of which shall be evidenced by a senior secured promissory note (the "NOTE") (as more fully described in Section 1.2.1 herein); (ii) an option to purchase that certain number of shares of capital stock equal up to 10% of ICS (the "ICS INTEREST") (as more fully described in Section 1.2.2 herein); and (iii) the assumption of the Major Liabilities (as defined in Section 1.2.4 herein). The Note, the ICS Interest and the Major Liabilities are collectively referred to herein as the "PURCHASE PRICE."

         SECTION 1.2     PURCHASE PRICE.

          1.2.1 Note. The Purchaser shall deliver to Seller the Note in the aggregate principal amount of $240,000, bearing twelve percent (12%) interest per annum. Principal and interest on the Note shall be payable in equal installments of Ten Thousand ($10,000) Dollars every month for five (5) months beginning thirty (30) days after the Closing Date. Thereafter, principal and interest on the Note shall be payable in ten equal installments of Twenty Thousand ($20,000) Dollars and one installment of Thirteen Thousand One Hundred Seventy Two ($13,172) Dollars, as specified on SCHEDULE 1.2.1 herein. The indebtedness evidenced by the Note and the payment of the principal and interest thereof shall be senior to, and have priority in right of payment over,


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any and all other indebtedness of ICS. The Purchaser shall, and shall have ICS, grant a lien on and security interest in all of its and ICS's assets, as well as pledge the Shares as collateral security for the due payment and performance of all indebtedness, liabilities and obligations under the Note, as set forth in an amended and restated security agreement between the Purchaser and the Seller, a security agreement between ICS and the Seller (collectively, the "SECURITY AGREEMENTS"), and a pledge agreement between the Purchaser and Seller (the "PLEDGE AGREEMENT") and execute one or more financing statements pursuant to the Uniform Commercial Code thereunder.

         1.2.2 Option. As part of the Purchase Price, the Seller shall have the right (the "OPTION"), from the Closing, and upon giving written notice thereof to the Purchaser, to purchase the ICS Interest for an exercise price equal to One ($1.00) Dollar (the "INITIAL EXERCISE PRICE") for one year following the Closing Date and for Twenty Five Thousand ($25,000) Dollars for the next four years thereafter (the "FINAL EXERCISE PRICE"). If the Option is exercised by the Seller, the Initial Exercise Price or Final Exercise Price, if any, shall reduce the final payments of principal and interest due under the Note in inverse order of due dates. The Option shall expire upon full payment of principal and interest under the Note.

         1.2.3. Major Liabilities. As part of the Purchase Price, at Closing, the Purchaser shall assume, pay and discharge certain of the Seller's liabilities (the "MAJOR LIABILITIES"), as set forth as estimated amounts in
SCHEDULE 1.2.3 herein, and subject to the terms and conditions of that certain Assignment and Assumption Agreement of even date herewith between the Purchaser and the Seller. If the Purchaser settles or compromises any of the Major Liabilities, the Purchaser will use its commercial reasonable efforts to obtain a discharge and release in favor of the Seller for such liability at such time.

         SECTION 2.  CLOSING

         SECTION 2.1 CLOSING. The Closing under this Agreement (the "CLOSING") shall take place at 5:00 P.M. on July 31, 2001, at the offices of Littman Krooks & Roth P.C., 655 Third Avenue, New York, New York 10017, or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto. Such date is herein referred to as the "CLOSING DATE."

         SECTION 3. ADDITIONAL AGREEMENTS

         SECTION 3.1       INTENTIONALLY DELETED.

         SECTION 4. REPRESENTATIONS OF THE SELLER

         The Seller hereby represents, warrants and agrees to and with the Purchaser as follows:

         SECTION 4.1 EXECUTION AND VALIDITY OF AGREEMENT. The Seller has the full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the


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transactions contemplated hereby have been duly authorized by all required corporate action on behalf of the Seller, and this Agreement has been duly and validly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

         SECTION 4.2 SHARE OWNERSHIP. The Seller is the owner of the Shares, with no personal liability attaching to the ownership thereof, except as such liability may be imposed pursuant to applicable laws.

         SECTION 4.3 BROKERS. No broker, finder, agent or similar intermediary has acted on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Seller in connection therewith based on any agreement, arrangement or understanding with any of them.

         SECTION 4.4 NO OPTIONS. There are no outstanding subscriptions, options, rights, warrants, calls, commitments, understandings, arrangements, plans or other agreements of any kind to acquire the Shares or to any third party and there are no agreements or understandings with respect to the sale or transfer of any Shares, except as contemplated hereby.

         SECTION 5. REPRESENTATIONS OF THE PURCHASER

         The Purchaser hereby represents, warrants and agrees to and with the Seller as follows:

         SECTION 5.1 EXISTENCE AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

         SECTION 5.2 EXECUTION AND VALIDITY OF AGREEMENT. The Purchaser has the full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of the Purchaser, and this Agreement has been duly and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms.

         SECTION 5.3 NO RESTRICTIONS. There is no suit, action, claim, investigation or inquiry by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of


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the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision ("GOVERNMENTAL OR REGULATORY AUTHORITY"), and no legal, administrative or arbitration proceeding pending or, to the Purchaser's knowledge, threatened against the Purchaser with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

         SECTION 5.4 NON-CONTRAVENTION; APPROVALS AND CONSENTS.

         5.4.1 Non-Contravention. The execution, delivery and performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) result in the violation by the Seller of any statute, law, rule, regulation or ordinance (collectively, "LAWS"), or any judgment, decree, order, writ, permit or license (collectively, "ORDERS") or (c) result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Purchaser, under any of the terms, conditions or provisions of any agreement, commitment, lease, license, evidence of indebtedness, mortgage, indenture, security agreement, instrument, note, bond, franchise, permit, concession, or other instrument, obligation or agreement of any kind (collectively, "Contracts") to which the Purchaser is a party or by which the Purchaser or any of its assets or properties are bound.

         5.4.2 Approvals and Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Purchaser is a party or by which the Purchaser or any of its assets or properties are bound for the Purchaser's execution and delivery of this Agreement, the performance by the Purchaser of its obligations hereunder or the Purchaser's consummation of the transactions contemplated hereby.

         SECTION 5.5 ABSENCE OF LITIGATION. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Purchaser, any investigation by), any Governmental or Regulatory Authority pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its properties or rights with respect to this Agreement or the transactions contemplated hereby.

         SECTION 5.6 BROKERS' AND FINDERS' FEES. No broker, finder, agent or similar intermediary has acted on behalf of the Purchaser or any of its affiliates in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finders' fees or similar fees or commissions are payable by the Purchaser or any of its affiliates in connection therewith based on any agreement, arrangement or understanding with any of them.

         SECTION 5.7 INFORMATION. The Purchaser and its counsel have been furnished all


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materials relating to the business, management, finances and operations of ICS and materials which have been specifically requested by the Purchaser or its counsel. The Purchaser and its counsel has been afforded access and the opportunity to ask questions of ICS and have received what the Purchaser believes to be satisfactory answers to any such inquiries. Although neither such inquiries nor any other due diligence investigation conducted by the Purchaser or its counsel or any of its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained hererin. The Purchaser acknowledges and agrees that he has conducted its own due diligence investigation of ICS. The Purchaser understands that its investment in the Shares involves a high degree of risk.

         SECTION 5.8 KNOWLEDGE AND EXPERIENCE. The Purchaser has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it to evaluate the merits and risks of an investment in the Shares and in ICS and to make an informed investment decision with respect thereto. The Purchaser is not relying on the Seller or ICS or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only its own advisors. The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the ICS in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

         SECTION 6. CONDITIONS OF PURCHASER'S OBLIGATIONS AT CLOSING

         The obligations of the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, which conditions may be waived by the Seller:

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained herein shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         SECTION 6.2 PERFORMANCE. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         SECTION 6.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful transfer of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         SECTION 6.4 CERTIFIED RESOLUTIONS. The Purchaser shall have delivered to the Seller a copy of the resolutions of its Board of Directors, authorizing the execution, delivery and


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performance of this Agreement and the transactions contemplated hereby, certified by one of its officers.

         SECTION 6.5 DELIVERY OF NOTE AND ICS SHARES. The Purchaser shall have delivered the Note and the ICS Shares to the Seller as specified in Section 1.

         SECTION 6.6 SECURITY AGREEMENTS. The Purchaser shall have entered into the Security Agreements referred to in Section 1.2.1.

         SECTION 6.7 PLEDGE AGREEMENT. The Purchaser shall have entered into the Pledge Agreement referred to in Section 1.2.1.

         SECTION 6.8 ASSUMPTION AGREEMENT. The Purchaser shall have entered into the Assumption Agreement referred to in Section 1.2.3.

         SECTION 6.9 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto must be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller shall have received copies of all such documents and other evidences as his counsel reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         SECTION 7. CONDITIONS OF SELLER'S OBLIGATIONS AT CLOSING

         The obligations of the Seller under this Agreement is subject to the fulfillment on or before the Closing, which conditions may be waived by the
Seller:

         SECTION 7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller contained herein shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         SECTION 7.2 PERFORMANCE. The Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         SECTION 7.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful transfer of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         SECTION 7.4 SURRENDER AND ISSUANCE OF CERTIFICATES. The Seller shall have delivered to the Purchaser certificates representing the Shares, together with such other documents and instruments, if any, as may be necessary to permit the Purchaser to acquire the Shares, free and clear of any and all Liens or voting or other restrictions of any kind whatsoever adverse to the Purchaser.


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         SECTION 7.5 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto must be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidences as it or its counsel reasonably requested in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         SECTION 8.  SURVIVAL; INDEMNIFICATION

         SECTION 8.1 SURVIVAL. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Schedules, if any, furnished by any other party pursuant to this Agreement, or in any certificate delivered at the Closing by any other party. The respective representations, warranties, covenants and agreements of the Seller and the Purchaser contained in this Agreement shall survive the Closing.

         SECTION 8.2 OBLIGATION OF THE SELLER TO INDEMNIFY. The Seller hereby agrees, to indemnify the Purchaser and its affiliates, shareholders, officers, directors, employees, agents, representatives and successors, permitted assignees of the Purchaser and their affiliates (individually a "PURCHASER INDEMNIFIED PARTY" and collectively, the "PURCHASER INDEMNIFIED PARTIES") against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to pay on behalf of or reimburse the Purchaser Indemnified Parties as and when incurred for, obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses'
fees) of whatever kind and nature (collectively, "LOSSES"), that may be imposed on or incurred by the Purchaser Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation contained herein or in any certificate delivered by the Seller at the Closing; or (b) any breach or failure by the Seller to comply with, perform or discharge any obligation, agreement or covenant by the Seller contained in this Agreement. The term "Losses" as used in this Agreement is not limited to matters asserted by third parties against a Purchaser Indemnified Party, but includes Losses incurred or sustained by a Purchaser Indemnified Party in the absence of third party claims.

         SECTION 8.3 OBLIGATION OF THE PURCHASER TO INDEMNIFY. The Purchaser hereby agrees to indemnify the Seller against, and to protect, save and keep harmless the Seller from, and to pay on behalf of or reimburse the Seller as and when incurred for, any and all Losses that may be imposed on or incurred by the Seller as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation of the Purchaser contained herein or in any certificate delivered by the Purchaser at the Closing; (b) any breach or failure by the Purchaser to comply


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with, perform or discharge any obligation, agreement or covenant by the
Purchaser contained in this Agreement; or (c) any unpaid Major Liabilities.

         SECTION 8.4       INDEMNIFICATION PROCEDURES.

         8.4.1 Non-Third-Party Claims. In the event that any Person entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") asserts a claim for indemnification which does not involve a Third Party Claim (as defined in Section 8.4.2), against which a Person is required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnifying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within 30 days of receipt of notice of such claim from the Indemnified Party. In the event that the Indemnifying Party disputes such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within 30 days of receipt of written notice of such claim, setting forth a reasonable basis of such dispute. In the event that the Indemnifying Party shall fail to provide written notice to the Indemnified Party within 30 days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such claim in full and to have waived any right to dispute such claim. Once the Indemnifying Party has acknowledged and agreed to pay any claim pursuant to this Section 8.4.1, or once any dispute under this Section 8.4.1 has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, subject to the provisions of Section 8.6.1, the Indemnifying Party shall pay the amount of such claim to the Indemnified Party within 10 days of the date of acknowledgement or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

         8.4.2 Third-Party Claims. (a) In the event that any Indemnified Party asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a "THIRD PARTY CLAIM") against an Indemnifying Party, the Indemnified Party shall give written notice to the Indemnifying Party (the "CLAIMS NOTICE") within 20 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim), together with a statement specifying the basis of such Third Party Claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "DEFENSE NOTICE") within 20 days after receipt from the Indemnified Party of the Claims Notice, which Defense Notice shall specify the counsel it will appoint to defend such claim ("DEFENSE COUNSEL"), to conduct at its expense the defense against such Third Party Claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed.

         (b) In the event that the Indemnifying Party within such 20 day period fails to give the Defense Notice, the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim without prior consent of the Indemnifying Party and subject to the provisions of Section 8.6.1, the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection


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therewith.

         (c) In the event that the Indemnifying Party disputes the claim for indemnification against it, such Indemnifying Party shall notify the Indemnified Party to such effect within 20 days after receipt of the Claims Notice (or within such shorter time as may be necessary to give the Indemnified Party a reasonable opportunity to respond to such Third Party Claim). In such event the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim, with the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed), and, once such dispute has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnified and Indemnifying Party, subject to the provisions of Section 8.6.1, the Indemnifying Party shall within 10 days of the date of such resolution or agreement, pay to the Indemnified Party all reasonable costs, expenses, settlement amounts or other Losses paid or incurred by the Indemnified Party in connection with such Third Party Claim.

         (d) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the Third Party Claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense of the Third Party Claim and the Indemnified Party will cooperate in good faith with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. The Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. The Indemnifying Party will not settle the Third Party Claim or cease to defend against any Third Party Claim as to which it has delivered a Defense Notice, without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, such consent may be withheld for any reason if, as a result of such settlement or cessation of defense, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

         (e) If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides for a full release of the Indemnified Party and its affiliates relating to the claims underlying the offer of settlement and solely for a monetary payment which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the reasonable costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

         (f) Notwithstanding clause (c) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) to the extent such claim involves criminal allegations against the Indemnified Party or


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(iii) if such Third Party Claim would impose liability on the part of the
Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. In such an event, the Indemnifying Party will still have all of its obligations hereunder; provided, however, the Indemnified Party will not settle the Third Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

         (g) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 8.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

         SECTION 8.5 LIMITATIONS ON AND OTHER MATTERS REGARDING INDEMNIFICATION.

         8.5.1 Indemnity Cushion and Cap. Subject to Section 8.5.5, the Seller shall not have any liability to any Purchaser Indemnified Party with respect to Losses arising out of any of the matters referred to in Sections 8.2 until such time as the amount of such liability shall exceed $5,000 (in which case the Seller shall be liable for all Losses in excess of such amount). Notwithstanding anything to the contrary herein, subject to Section 8.5.5, the maximum aggregate liability of the Seller for indemnity payments under Sections 8.2 shall be equal to the principal amount of the Note.

         8.5.2 Termination of Indemnification Obligations of the Seller. The obligation of the Seller to indemnify under Section 8.2 hereof shall terminate on July 31, 2003, except as to matters as to which the Purchaser Indemnified Party has made a claim for indemnification on or prior to such date. The obligation to indemnify referred to in the preceding sentence shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

         8.5.3 Termination of Indemnification Obligations of the Purchaser. The obligation of the Purchaser to indemnify under Section 8.3 hereof shall terminate on July 31, 2003 except as to matters as to which the Seller has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is resolved and any obligations with respect thereto are fully satisfied and except to any Major Liability, which shall continue to survive..

         8.5.4 Treatment. Any indemnity payments by an Indemnifying Party to an Indemnified Party under this Section 8 may be treated by the parties as an adjustment to the Note.

         SECTION 9. MISCELLANEOUS

         SECTION 9.1 EXPENSES. Except as otherwise provided in this Agreement, the Purchaser, on the one hand, and the Seller, on the other hand, hereto shall pay its own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

         SECTION 9.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto (including, without limitation, the validity or enforcement of this Agreement), shall be governed by the laws of the State of New York without regard to any conflicts or choice of laws provisions of the State of New York that would result in the application of the law of any other jurisdiction.

         SECTION 9.3 "PERSON" DEFINED. "PERSON" shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

         SECTION 9.4 "KNOWLEDGE" DEFINED. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Seller, such term shall be limited to the actual knowledge of the executive officers of Seller and unless otherwise stated such knowledge that would have been discovered by such executive officers after reasonable inquiry. Where any representation and warranty contained in this Agreement is expressly specified by reference to the knowledge of the Purchaser, such term shall be limited to the actual knowledge of the executive officers of the Purchaser and unless otherwise stated, such knowledge that would have been discovered by such executive officers after reasonable inquiry.

         SECTION 9.5 "AFFILIATE" DEFINED. As used in this Agreement, an "AFFILIATE" of any Person, shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

         SECTION 9.6 CAPTIONS. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 9.7 PUBLICITY. No party to this Agreement shall issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior approval of the Purchaser and the Seller, except, with respect to the Seller, or required by federal securities laws.

         SECTION 9.8 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand or courier, (b) three days after the date of deposit in the mails, postage prepaid, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

         If to the Purchaser, addressed to:

                  Global Communications of NY, Inc.

                  50-18 196th Street
                  Kew Gardens, NY 11415
                  Attention: Kimberly Peacock, Chief Executive Officer
                  Fax: (917) 229-0550

                  with a copy to:

                  Gargill, Sassoon & Rudolph LLP
                  92 State Street
                  Boston, MA 02109
                  Attention: Lewis A. Sassoon, Esq.
                  Fax: (617) 227-0313

         If to the Seller, addressed to:

                  The Major Automotive Companies, Inc.
                  43-40 Northern Boulevard
                  Long Island City, NY 11101
                  Attention: Bruce Bendell, Chief Executive Officer
                  Fax: (718) 937-5863

                  with a copy to:

                  Littman Krooks & Roth P.C.
                  655 Third Avenue, 20th Floor
                  New York, New York 10017-5617
                  Attention: Mitchell C. Littman, Esq.
                  Fax: (212) 490-2990

         SECTION 9.9 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. Any purported such transfer, assignment, pledge, or hypothecation (other than by operation of law) shall be void and ineffective. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         SECTION 9.10 SEVERABILITY. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         SECTION 9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts or by facsimile transmission, all of which taken together shall constitute one instrument.

         SECTION 9.12 ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein and the Exhibits and Schedules hereto which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 9.13 AMENDMENTS. This Agreement may not be amended, supplemented or modified orally, but only by an agreement in writing signed by each of the parties hereto.

         SECTION 9.14 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted under Section 9.9.

         SECTION 9.15 USE OF TERMS. Whenever the context so requires or permits, all references to the masculine herein shall include the feminine and neuter, all references to the neuter herein shall include the masculine and feminine, all references to the plural shall include the singular and all references to the singular shall include the plural.

         SECTION 9.16 "LIENS" DEFINED. With respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financial lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement, on the day and year first above written.

                                   GLOBAL COMMUNICATIONS OF NY, INC.

                                   By: ______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________

                                   THE MAJOR AUTOMOTIVE COMPANIES, INC.

                                   By: ______________________________________
                                   By: ______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________

                                   ICS GLOBE, INC.

                                   By: ______________________________________
                                   By: ______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________

                                 SCHEDULE 1.2.1

                         Senior Secured Promissory Note

TERMS

$240,000 at 12.0% with $10,000 repaid per month for 5 months and $20,000 per month, thereafter

         Interest rate =                  12.0%


 Month #     Bal Beg Month        Payment     Bal End Month
 -------     -------------        -------     -------------
       1     $240,000                           $242,400
       2      242,400            $ 10,000        234,724
       3      234,724              10,000        226,971
       4      226,971              10,000        219,141
       5      219,141              10,000        211,232
       6      211,232              10,000        203,245
       7      203,245              20,000        185,077
       8      185,077              20,000        166,728
       9      166,728              20,000        148,195
      10      148,195              20,000        129,477
      11      129,477              20,000        110,572
      12      110,572              20,000         91,478
      13       91,478              20,000         72,192
      14       72,192              20,000         52,714
      15       52,714              20,000         33,041
      16       33,041              20,000         13,172
      17       13,172              13,172             (0)
                                 --------
        Total Payments           $263,172
                                 ========

                                 SCHEDULE 1.2.3


LIABILITIES                                 ESTIMATED AMOUNT*
-----------                                 -----------------
Dr. Nassim Liabilities (Dr. Roland Nassim       $500,000
v. Computer Business Sciences, Inc. and
Fidelity Holdings, Inc.)

Master Agent Liabilities (Mr. Rachminov         $150,000
liabilities)

* FOR ESTIMATION PURPOSES ONLY.